Exhibit 16.1

De Joya Griffith and Company, LLC
Certified Public Accounts and Consultants
2425 West Horizon Ridge Parkway
Henderson, NV 89052

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street NW
Washington, DC 20549


Dear Sirs                                          November 8, 2005

Re:  Dismissal as Auditor of Oak Ridge Micro-Energy, Inc

We have reviewed Item 4 of the Company's report on Form 8-K regarding our dismissal as auditor and are in agreement with the disclosures contained therein.


Yours truly,

   De Joya Griffith and Company, LLC
s/sDe Joya Griffith and Company, LLC